EDGIO, INC. CORPORATE D EL AWA RE CUSIP 53261M 10 4 SEE REVERSE FOR CERTAIN DEFINITIONS C ountersigned: AM ERICAN STO CK TRANSFER & TRUST CO M PANY, LLC 6201 15th Avenue, Brooklyn, N Y 11219 B y _________________________________ Transfer A gent and R egistrar A uthorized O fficer INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AUTHORIZED: 300,000,000 COMMON SHARES, $0.001 PAR VALUE PER SHARE This Certifies That is the owner of Fully Paid and Non-Assessable Common Stock, $0.001 Par Value of EDGIO, INC. transferable on the books of this Corporation in person or by attorney upon surrender of this Certificate duly endorsed or assigned. This Certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Articles of Incorporation and the Bylaws of the Corporation, as now or hereafter amended. This Certificate is not valid until countersigned by the Transfer Agent. IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation. Dated: CHIEF EXECUTIVE OFFICER AND DIRECTOR CHIEF ADMINISTRATIVE AND LEGAL OFFICER & SECRETARY 0001

EDGIO, INC.

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

TRANSFER FEE: AS REQUIRED

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - ____________ Custodian ____________
(Cust) (Minor)
under Uniform Gifts to Minors
Act ______________________
(State)

Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

FOR VALUE RECEIVED, ______________________ hereby sell, assign and transfer unto

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

______________________ Shares

of the Common Stock represented by the within Certificate and do hereby irrevocably constitute and appoint

______________________ Attorney to transfer

the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated: ____________ 20________,

Signature: X______________________

Signature(s) Guaranteed:

Signature: X______________________

THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.